FIRST CAPITAL CORPORATION

AND SUBSIDIARIES

Financial Statements and

Independent Auditors’ Report

For the Years Ended

December 31, 2012 and 2011

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

TABLE OF CONTENTS

PAGE
NUMBER

Independent Auditors’ Report	1 - 2

Consolidated Balance Sheets	3

Consolidated Statements of Income and Comprehensive Income	4 - 5

Consolidated Statements of Changes in Stockholders Equity	6

Consolidated Statements of Cash Flows	7 - 8

Notes to Financial Statements	9 - 33

Supplemental Information

Consolidating Balance Sheet	34

Consolidating Statement of Income	35 - 36

Diehl

Banwart

Bolton

Certified Public Accountants PA

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

First Capital Corporation

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of the First Capital Corporation and Subsidiaries which comprise the consolidated balance sheets as of December 31, 2012 and 2011, and the related statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with the accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the First Capital Corporation and Subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules as listed in the table of contents are presented for the purposes of additional analysis and are not a required part of the financial statements. The supplemental schedules are the responsibility of management and were derived from and relate directly to the underlying accounting and other records used to prepare the financial statements. This information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements taken as a whole.

DIEHL, BANWART, BOLTON, CPAs PA

April 5, 2013

Fort Scott, Kansas

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2012 and 2011

(In Thousands)

	2012	2011
ASSETS
Cash and due from banks	$5,261	$3,881
Investment securities - Available for sale	119,758	115,790
Investment in stock of other banks	4,433	4,325
Loans less allowance for loan losses of $2,802 and $2,958	118,978	128,218
Land, furniture, fixtures and equipment, net	9,464	9,664
Accrued interest receivable	1,222	1,456
Other real estate owned	4,923	3,662
Bank owned life insurance	6,947	6,729
Other assets	918	1,002
TOTAL ASSETS	$271,904	$274,727

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$44,533	$37,326
NOW accounts	55,582	54,093
Money market deposit accounts	10,574	10,534
Savings	16,355	14,685
Time deposits	32,108	48,225
Time deposits over $100,000	16,746	16,516
Total Deposits	175,898	181,379
Securities sold under repurchase agreements	4,451	5,276
Federal Home Loan Bank Line of Credit	11,529	3,331
Federal Home Loan Bank Advances	42,274	49,274
Other liabilities	2,026	1,902
Accrued interest payable	34	61
Notes payable	8,295	8,033
Total Liabilities	244,507	249,256
STOCKHOLDERS’ EQUITY
Common stock, Class A	100	100
Common stock, Class B	1,765	1,765
Treasury stock	(1,799)	(1,799)
Paid in capital	1,278	1,278
Retained earnings	21,635	19,490
Accumulated other comprehensive income	4,418	4,637
Total Stockholders’ Equity	27,397	25,471
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$271,904	$274,727

The accompanying notes are an integral part of these financial statements.

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31, 2012 and 2011

(In Thousands)

	2012	2011

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$6,765	$8,387
Interest and dividends on investment securities
U.S. Treasury securities	-	78
Obligations of U.S. government agencies and corporations	3,856	3,866
Obligations of state and political subdivisions	389	576
Other securities	129	116
Interest on Federal funds sold	7	6
Total Interest Income	11,146	13,029

INTEREST EXPENSE
Interest on deposits	747	1,237
Interest on other borrowings	2,320	2,504
Total Interest Expense	3,067	3,741
Net Interest Income	8,079	9,288
Provision for loan losses	675	3,248
Net Interest Income after Provision for Loan Losses	7,404	6,040

OTHER INCOME
Fees on deposit accounts and other services	1,607	2,054
Fair value adjustment - gain (loss) on interest rate cap agreements	245	(104)
Investment security gains	924	956
Loss on OREO property	(157)	(3,066)
Rent	630	307
Mortgage banking revenue	2,339	517
Other miscellaneous	611	248
Total Other Income	6,199	912

OTHER EXPENSES
Salaries	4,453	3,631
Employee benefits	874	675
Occupancy expenses, net	1,429	1,431
FHLB prepayment penalty	1,049	-
Other operating expenses	2,969	3,107
Total Other Expenses	10,774	8,844

The accompanying notes are an integral part of these financial statements.

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31, 2012 and 2011

(In Thousands)

	2012	2011

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX EXPENSE	$2,829	$(1,892)
Provision for Income Tax Expense	100	95

NET INCOME (LOSS)	2,729	(1,987)

OTHER COMPREHENSIVE INCOME
Unrealized gain (loss) on securities available for sale, net of deferred income taxes	(219)	2,748

COMPREHENSIVE INCOME	$2,510	$761

The accompanying notes are an integral part of these financial statements.

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2012 and 2011

(In Thousands)

	COMMON STOCK CLASS A	COMMON STOCK CLASS B	TREASURY STOCK	PAID IN CAPITAL	RETAINED EARNINGS	ACCUMULATED OTHER COMPREHENSIVE INCOME	TOTALS
Balance, December 31, 2010	$100	$1,765	$(1,679)	$1,278	$21,477	$1,889	$24,830
Common Stock retired	-	-	(120)	-	-	-	(120)
Comprehensive Income-
Net Loss	-	-	-	-	(1,987)	-	(1,987)
Other Comprehensive Income (Loss)- Unrealized gain (loss) on securities available for sale, net of applicable deferred income taxes of $108	-	-	-	-	-	2,748	2,748

Balance, December 31, 2011	100	1,765	(1,799)	1,278	19,490	4,637	25,471
Comprehensive Income-
Net Income	-	-	-	-	2,729	-	2,729
Other Comprehensive Income (Loss)- Unrealized gain (loss) on securities available for sale, net of applicable deferred income taxes of $10	-	-	-	-	-	(219)	(219)
Dividends Paid	-	-	-	-	(584)	-	(584)

Balance, December 31, 2012	$100	$1,765	$(1,799)	$1,278	$21,635	$4,418	$27,397

The accompanying notes are an integral part of these financial statements.

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

(In Thousands)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$2,729	$(1,987)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	393	471
Provision for loan losses	675	3,248
Net amortization (accretion) of securities	668	317
Gain on investment securities sales	(924)	(956)
(Gain) Loss on sales of furniture and fixtures	-	(1)
(Gain) Loss on sales of other real estate	(18)	98
Decrease in interest receivable	235	67
(Increase) decrease in other real estate	(334)	-
(Increase) decrease in other assets	(99)	178
(Increase) decrease in deferred tax benefit	(135)	43
Increase (decrease) in interest payable	(28)	(47)
Increase in other liabilities	124	603
Total adjustments	557	4,021

NET CASH PROVIDED BY OPERATING ACTIVITIES	3,286	2,034

CASH FLOWS FROM INVESTING ACTIVITIES
Available for sale securities sold	20,152	25,126
Available for sale securities matured	35,744	24,058
Available for sale securities purchased	(59,839)	(71,069)
Net decrease in loans	7,481	26,511
Cash proceeds from sale of other real estate	176	929
Furniture and fixtures purchased	(242)	(149)
Furniture and fixtures sold	52	40

NET CASH PROVIDED BY INVESTING ACTIVITIES	3,524	5,446

The accompanying notes are an integral part of these financial statements.

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2012 and 2011

(In Thousands)

	2012	2011

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	$(5,481)	$4,251
Net increase (decrease) in repo agreements	(825)	119
Net increase (decrease) in FHLB line of credit	8,198	(8,714)
Payments on FHLB advances	(7,000)	(2,902)
Proceeds from long-term notes payable	467	33
Payments on notes payable	(205)	-
Treasury stock purchased	-	(120)
Dividends paid	(584)	-

NET CASH USED BY FINANCING ACTIVITIES	(5,430)	(7,333)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,380	147

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,881	3,734

CASH AND CASH EQUIVALENTS, END OF YEAR	$5,261	$3,881

Cash paid during the year for:
Interest expense	$3,095	$3,788
Interest Tax	87	-

The accompanying notes are an integral part of these financial statements.

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Notes to Financial Statements

For the Years Ended December 31, 2012 and 2011

1.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Nature of Operations

First Capital Corporation (“Corporation”) is a Kansas bank holding company headquartered in Fort Scott, Kansas. A wholly owned subsidiary of the Corporation –Citizens Bank N.A. (“Bank”), ” provides a variety of financial services, including loans and deposit accounts to individuals and corporate customers through its main bank in Fort Scott, Kansas, and branches in Pittsburg, Lenexa, Overland Park, Mound City, Iola and Kincaid, Kansas. The Bank’s assets and revenues represent approximately 99% of consolidated assets and revenues. A wholly owned subsidiary of the Bank, CINAB, Inc., manages other real estate owned by the Bank. The accounting and reporting policies of the Corporation and its subsidiaries conform to accounting principles generally accepted in the United States of America in all material respects. The following is a description of the more significant of those policies.

Basis of Presentation

The Corporation’s accounting and reporting policies are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Such estimates are subject to change in the future as additional information becomes available or previously existing circumstances are modified. Actual results could differ from those estimates. In management’s opinion, all adjustments have been made for a fair presentation of the results of operations in these financial statements. The Corporation has no unconsolidated subsidiaries or unconsolidated special purpose entities.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Corporation considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents include cash, due from bank accounts, cash items, cash letters in process of collection, in-transit clearing, and federal funds sold. Although cash is frequently in excess of amounts insured by the Federal Deposit Insurance Corporation, the risk to the Corporation is considered minimal.

Investment Securities

Securities that the Corporation has the positive intent and ability to hold to maturity are classified as held-to-maturity and carried at amortized cost. Securities that may be sold in response to, or in anticipation of, changes in interest rates and resulting prepayment risk, or other factors, and marketable equity securities, are classified as available-for-sale and carried at fair value. The unrealized gains and losses on these securities are reported, net of applicable taxes, as a separate component of accumulated other comprehensive income/(loss), a component of stockholders’ equity. Management determines the appropriate classification of securities at the time of purchase, and at each reporting date, management reassesses the appropriateness of the classification.

1.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (Continued)

Investment Securities (Continued)

Interest income on securities, including amortization of premiums and accretion of discounts, is recognized using the level yield method over the lives of the individual securities. Realized gains and losses on sales of securities are computed using the specific identification method. The cost basis of individual available-for-sale securities is reduced through write-downs to reflect other- than-temporary impairments in value.

Loans

Loans are stated at the principal amount outstanding, less the allowance for loan losses. Interest income is recognized using the interest method or a method that approximates a level rate of return over the loan term. Unearned income and net deferred loan fees and costs are recognized in interest income over the loan term as a yield adjustment.

Loans are generally placed on non-accrual status when payments become 90 days past due, unless they are well secured and in the process of collection. Loans may also be placed on non-accrual status if management has doubt as to the collectability of interest and principal prior to a loan becoming 90 days past due. Interest and fees previously accrued, but not collected, are generally reversed and charged against interest income at the time a loan is placed on non-accrual status. Interest payments received on non-accrual loans are recorded as reductions of principal if, in management’s judgment, principal repayment is doubtful. Loans may be reinstated to an accrual or performing status if future payments of principal and interest are reasonably assured and the loan has a demonstrated period of performance.

Troubled Debt Restructurings

In certain circumstances, the Corporation may modify the terms of a loan to maximize the collection of amounts due when a borrower is experiencing financial difficulties or expected to experience financial difficulties in the near-term. Concessionary modifications are classified as TDR’s unless the modification results in only an insignificant delay in payments to be received. The Corporation accrues interest on TDR’s if the borrower complies with the revised terms and conditions as agreed upon with the Corporation and has demonstrated repayment performance at a level commensurate with the modified terms over several payment cycles. Loans classified as TDR’s are considered impaired loans for reporting and measurement purposes. The Corporation determines the TDR designation on a loan by loan basis in connection with its ongoing loan collection processes. Modifications that may qualify for TDR status include extensions of the maturity date and may be accompanied by an increase or decrease to the interest rate, which may not be deemed a market rate of interest. The Corporation may also work with borrowers in identifying other changes that mitigate loss to the Corporation which may include additional collateral or guarantees to support the loan. The Corporation may also waive contractual principal in certain situations in order to mitigate loss. The Corporation classifies these concessions as TDR’s to the extent the Corporation determines that the borrower is experiencing financial difficulty.

1.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (Continued)

Impaired Loans

For all loan classes, a loan is considered to be impaired when, based on current events and information, it is probable the Corporation will be unable to collect all amounts due per the contractual terms of the loan agreement. Impaired loans include all nonaccrual and TDR loans. Interest income on TDR loans is recognized under the modified terms and conditions if the borrower has demonstrated repayment performance at a level commensurate with the modified terms over several payment cycles. Interest income is not recognized on other impaired loans until the loans are paid off or the financial condition of the borrower has improved such that full collection of principal and interest are considered probable under contractual terms.

Factors used by the Corporation in determining whether all principal and interest payments due on loans will be collected, include but are not limited to, the financial condition of the borrower, collateral and/or guarantees on the loan, and the borrower’s estimated future ability to pay based on industry, geographic location and certain financial ratios. The evaluation for impairment is also driven by delinquency status and whether a loan has been modified.

Provision and Allowance for Loan Losses

The allowance for loan losses is available to cover probable losses inherent in the current loan portfolio. Loans, or portions thereof, deemed uncollectible are charged to the allowance for loan losses, while recoveries, if any, of amounts previously charged off are added to the allowance. Amounts are charged off after giving consideration to such factors as the customer’s financial condition, underlying collateral values and guarantees, and general economic conditions.

The evaluation process for determining the adequacy of the allowance for loan losses and the periodic provisioning for estimated losses is undertaken on a quarterly basis, but may increase in frequency should conditions arise that would require prompt attention. Conditions giving rise to such action are business combinations or other acquisitions or dispositions of large quantities of loans, dispositions of non-performing and marginally performing loans by bulk sale or any development which may indicate an adverse trend. Recognition is also given to the changed risk profile resulting from previous business combinations, customer knowledge, results of ongoing credit-quality monitoring processes and the cyclical nature of economic and business conditions.

The initial allocation or specific-allowance methodology commences with loan officers grading the quality of their loans on a risk classification scale. Loans identified as below investment grade are placed on a watch list for further analysis and identification of those factors that may ultimately affect the full recovery or collectability of principal and/or interest. These loans are subject to continuous review and monitoring while they remain in a criticized category. Additionally, an independent loan officer is responsible for performing periodic reviews of the loan-portfolio independent from the identification process employed by loan officers. Loans that fall into criticized categories are further evaluated for impairment and allowance allocations calculated. The portion of the allowance allocated to an impaired loan is based on the most appropriate of the following methods: discounted cash flows from the loan using the loan’s effective interest rate, the fair value of the collateral for collateral dependent loans, or the observable market price of the impaired loan.

1.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (Continued)

Provision and Allowance for Loan Losses (Continued)

The second allocation or loss experience factor approach, which applies to homogenous pools of loans with similar characteristics. This allocation is made by applying an average loss experience factor plus a qualitative factor to the outstanding balance in each loan category. This approach gives recognition to the Corporation’s historical loss experience with such loans, as well as qualitative factors such as changes in lending policies, changes in economic conditions, changes in the nature and volume of the loan portfolio, changes in the experience, ability, and depth of lending management, changes in the volume and severity of past due loans, non-accruals, and classified loans, changes in the quality of the loan review system, changes in the value of collateral, concentrations of credit and competition, legal and regulatory requirements. These factors are reviewed on a quarterly basis to ensure that the factors are reflective of trends or changes in the business environment and our markets.

Other evidentiary matter used to evaluate the adequacy of the allowance for loan losses is the amount and trend of criticized loans, results of regulatory examinations, peer group comparisons and economic data associated with the relevant markets, specifically the local real estate market. This information may lead management to consider that the overall allowance level should be greater than the amount determined by the allocation process described above.

Land, Furniture, Fixtures and Equipment

Land, furniture, fixtures and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recognized principally by the straight-line method applied over the estimated useful lives of the assets, which are 3 to 39 years for buildings and 3 to 10 years for fixtures and equipment. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Other Real Estate Owned

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank’s carrying amount or fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried at the lower of their new cost basis or fair value less cost to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expenses. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

The Corporation recorded a loss on Other Real Estate in 2012 and 2011 made up of the following (in thousands):

	2012	2011
Fair Value Adjustments	$191	$2,934
(Gain) Loss on Sale	(34)	132
	$157	$3,066

Mortgage Banking Revenue

Mortgage banking revenue includes revenue derived from mortgages originated and subsequently sold, generally with servicing released. The primary components include: gains and losses on mortgage sales, servicing revenue, and changes in the fair value of mortgage servicing rights.

1.	SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (Continued)

Profit Sharing

The Corporation has established a profit sharing plan covering substantially all full-time employees. Contributions range from 0% to 15% of an employee’s base salary based upon net earnings. The Corporation accrued a profit sharing accrual of $81,400 and $0 for the years ended December 31, 2012 and 2011.

Advertising Costs

The Corporation expensed advertising and marketing costs as incurred totaling $141,416 and $165,060, for 2012 and 2011, respectively.

Income Taxes

The Corporation, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S-Corporation, effective January 1, 1998. In lieu of federal corporation income taxes, the shareholders of an S-Corporation, are taxed on their proportionate share of the company’s taxable income. Accordingly, the company will not incur additional federal income tax obligations, and future financial statements will not include a provision for federal income taxes. State income taxes are still payable by the Subsidiaries.

The Corporation reports state income tax expense as the total of current income taxes payable and deferred tax expense provided for temporary differences. Temporary differences result from differences in the carrying values of various assets and liabilities for financial reporting and income tax purposes, and from differences in the timing of income or expense for financial statements purposes and when these items of income or expense are recognized for income tax purposes. Deferred tax expense is recorded at the statutory tax rate which is in effect at the time the temporary differences are expected to reverse.

The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Interest Rate Swap Agreements

The Corporation periodically enters into interest rate swap agreements in order to reduce the impact of changes in interest rates. The differential between interest paid or received in these agreements is recognized at the time paid over the life of the agreements. The interest rate swap agreements are recorded at fair value. There were no such agreements outstanding as of December 31, 2012 and 2011, respectively.

Interest Rate CAP Agreements

The Corporation has entered into interest rate cap agreements in order to reduce the impact of changes in interest rates. The fees related to the cap agreements are amortized over the life of the agreement. Interest income received is recognized at the time paid. The cap agreements are recorded at fair value as discussed further in Note 13.

2.	INVESTMENT SECURITIES

The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of available-for-sale securities were as follows at December 31 (in thousands):

	DECEMBER 31, 2012
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE
Obligations of States and Political Subdivisions	$8,711	$738	$-	$9,449
Obligations of U.S. Government Agencies and Corporations	106,427	3,968	(86)	110,309
	$115,138	$4,706	$(86)	$119,758

	DECEMBER 31, 2011
		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAINS	LOSSES	VALUE
Obligations of States and Political Subdivisions	$8,182	$567	$-	$8,749
Obligations of U.S. Government Agencies and Corporations	102,758	4,309	(26)	107,041
	$110,940	$4,876	$(26)	$115,790

Investment securities were pledged to secure public deposits, trust deposits, securities sold under agreements to repurchase and for other purposes required by law. Securities pledged consist of the following (in thousands):

	DECEMBER 31,
	2012	2011
SECURITIES PLEDGED:
Amortized Cost	$61,207	$70,873
Fair Value	64,046	74,345

Investment in stocks of other banks are recorded at cost and include investments in stock of the Federal Reserve Bank, Bankers Bank of Kansas, and the Federal Home Loan Bank of Topeka, totaling $4,432,600 and $4,325,200, at December 31, 2012 and 2011.

The following is a summary of maturities of investment securities, as of December 31, 2012 (in thousands):

	SECURITIES AVAILABLE FOR SALE
	AMORTIZED	FAIR
AMOUNTS MATURING IN:	COST	VALUE
One Year or Less	$13,463	$13,784
After 1 through 5 Years	68,807	71,544
After 5 through 10 Years	29,816	31,284
After 10 Years	3,052	3,146
	$115,138	$119,758

2.	INVESTMENT SECURITIES (Continued)

The summary is based on the earliest expected redemption dates inasmuch as the fair values are, as a whole, greater than cost. Contractual maturities differ from expected maturities because issuers may choose exercise calls or prepayments on these securities.

Proceeds from the sale of securities available for sale totaled $20,152,409 and $25,126,446 in 2012 and 2011, resulting in a gain of $924,128 and $955,767, respectively.

3.	LOANS

The composition of the loan portfolio at December 31 was as follows:

(in 000’s)	2012	2011
Agriculture Loans
Agriculture Operating & Equipment Loans	$7,293	$6,048
Farmland Real Estate Loans	20,162	19,668

Total Agriculture Loans	27,455	25,716

Residential Mortgages
Residential Mortgages, first liens	31,279	27,231
Residential Mortgages, second liens	359	505
Home Equity Lines of Credit	3,181	3,428
Construction and Development	519	1,069
Residential Mortgages Held for Sale	6,424	2,770

Total Residential Mortgages	41,762	35,003

Commercial Real Estate
Commercial Mortgages	35,500	45,408
Construction and Development	705	5,453

Total Commercial Real Estate	36,205	50,861

Commercial & Industrial Loans	13,691	17,270

Retail
Installment and Auto Loans	2,518	2,184
Overdraft Banking	86	97
Overdrafts	63	45

Total Retail	2,667	2,326

TOTAL LOANS	$121,780	$131,176

3.	LOANS (Continued)

The Corporation’s loan portfolio is concentrated primarily in loans secured by real estate located in the East to Southeast area of Kansas. The segments of the real estate portfolio are diversified in terms of risk and repayment sources. The underlying collateral includes multi-family apartment buildings, 1-4 family residential homes, farmland, and owner occupied/non-owner occupied commercial properties. The majority of the Corporation’s commercial real estate portfolio is secured by real estate located in the Kansas City metropolitan area. The risks inherent in this portfolio are dependent on both regional and general economic stability, which affect property values and the financial well being and creditworthiness of the borrowers.

At December 31, 2012 and 2011, loans of approximately $64,981,000 and $62,806,000 respectively were pledged as collateral under borrowing arrangements with the Federal Home Loan Bank of Topeka.

The Corporation routinely extends loans to directors, executive officers, and enterprises in which said individuals had beneficial interests. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons. The following is a summary of activity for loans to directors and executive officers (in thousands):

	2012	2011
Balance - Beginning of Year	$124	$57
Additions	31	129
Repayments	(4)	(62)
Balance, End of Year	$151	$124

Allowance for Loan Losses

The allowance for loan losses reserves for probable and estimable losses incurred in the Corporation’s loan portfolio. The following summarizes the activity in the reserve for loan loss (in 000’s):

	2012	2011
Balance - Beginning of Year	$2,958	$3,180
Loans charged off	(1,244)	(3,497)
Recoveries on loans charged off	413	27
Provision charged to expense	675	3,248
Balance, End of Year	$2,802	$2,958

3.	LOANS (Continued)

Additional detail of the reserve for loan losses and related loan balances, by loan type, for the year ended December 31, 2012 and 2011 was as follows:

2012 (in 000’s)	Agriculture	Residential	Commercial Real Estate	Commercial & Industrial	Retail	Total
Allowance for loan losses:
Balance at beginning of year	$274	$623	$1,443	$592	$26	$2,958

Add:
Provision for credit losses	(136)	477	452	(111)	(7)	675
Deduct:
Loans charged off	9	555	637	43	-	1,244
Less recoveries of loans charged off	163	160	81	3	6	413
Net Loans charged off	(154)	395	556	40	(6)	831

Balance at end of year	$292	$705	$1,339	$441	$25	$2,802

2012 (in 000’s)	Agriculture	Residential	Commercial Real Estate	Commercial & Industrial	Retail	Total
Allowance Balance at end of year related to:
Loans individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Loans collectively evaluated for impairment	292	705	1,339	441	25	2,802
Loans acquired with deteriorated credit quality	-	-	-	-	-	-

Total Allowance for loan losses	$292	$705	$1,339	$441	$25	$2,802

2011 (in 000’s)	Agriculture	Residential	Commercial Real Estate	Commercial & Industrial	Retail	Total
Allowance for loan losses:
Balance at beginning of year	$299	$413	$1,697	$726	$45	$3,180

Add:
Provision for credit losses	11	615	2,427	211	(16)	3,248
Deduct:
Loans charged off	36	420	2,685	348	8	3,497
Less recoveries of loans charged off	-	15	4	3	5	27
Net Loans charged off	36	405	2,681	345	3	3,470

Balance at end of year	$274	$623	$1,443	$592	$26	$2,958

2011 (in 000’s)	Agriculture	Residential	Commercial Real Estate	Commercial & Industrial	Retail	Total
Allowance Balance at end of year related to:
Loans individually evaluated for impairment	$-	$-	$375	$42	$-	$417
Loans collectively evaluated for impairment	274	623	1,068	550	26	2,541
Loans acquired with deteriorated credit quality	-	-	-	-	-	-

Total Allowance for loan losses	$274	$623	$1,443	$592	$26	$2,958

3.	LOANS (Continued)

Credit Quality

The quality of the Corporation’s loan portfolio is assessed as a function of net credit losses, levels of nonperforming assets and delinquencies, and credit quality ratings as defined by the Corporation. These credit quality ratings are an important part of the Corporation’s overall credit risk management process and evaluation of its allowance for loan losses. The following table provides a summary of loans by portfolio type, including the delinquency status of those loans that continue to accrue interest, and those loans that are nonperforming:

	Accruing
		30-89 Days	90 days or
December 31, 2012 (in 000’s)	Current	Past Due	More Past Due	Nonperforming	Total
Agriculture Loans	$27,429	$-	$-	$26	$27,455
Residential Mortgages	40,409	355	-	998	41,762
Commercial Real Estate	27,154	-	-	9,051	36,205
Commercial & Industrial Loans	12,275	-	-	1,416	13,691
Retail	2,667	-	-	-	2,667

Total Loans	$109,934	$355	$-	$11,491	$121,780

		Special		Total
December 31, 2012 (in 000’s)	Pass	Mention	Classified	Criticized	Total
Agriculture Loans	$27,429	$-	$26	$26	$27,455
Residential Mortgages	40,764	-	998	998	41,762
Commercial Real Estate	25,494	1,041	9,670	10,711	36,205
Commercial & Industrial Loans	11,693	-	1,998	1,998	13,691
Retail	2,652	-	15	15	2,667

Total Loans	$108,032	$1,041	$12,707	$13,748	$121,780

	Accruing
		30-89 Days	90 days or
December 31, 2011 (in 000’s)	Current	Past Due	More Past Due	Nonperforming	Total
Agriculture Loans	$25,685	$-	$-	$31	$25,716
Residential Mortgages	34,591	67	-	345	35,003
Commercial Real Estate	39,990	2,164	-	8,707	50,861
Commercial & Industrial Loans	13,434	2,393	-	1,443	17,270
Retail	2,302	24	-	-	2,326

Total Loans	$116,002	$4,648	$-	$10,526	$131,176

		Special		Total
December 31, 2011 (in 000’s)	Pass	Mention	Classified	Criticized	Total
Agriculture Loans	$25,685	$-	$31	$31	$25,716
Residential Mortgages	33,224	1,399	380	1,779	35,003
Commercial Real Estate	40,473	429	9,959	10,388	50,861
Commercial & Industrial Loans	11,639	2,287	3,344	5,631	17,270
Retail	2,318	-	8	8	2,326

Total Loans	$113,339	$4,115	$13,722	$17,837	$131,176

3.	LOANS (Continued)

For all loan classes, a loan is considered to be impaired when, based on current events or information, it is probable the Corporation will be unable to collect all amounts due per the contractual terms of the loan agreement. A summary of impaired loans, which include all nonaccrual and TDR loans, by portfolio class was as follows:

	Period-end	Unpaid		Commitments
	Recorded	Principal	Valuation	to Lend Additional
December 31, 2012	Invesment	Balance	Allowance	Funds
Agriculture Loans	$26	$58	$-	$-
Residential Mortgages	998	1,052	-	-
Commercial Real Estate	9,051	11,158	-	-
Commercial & Industrial Loans	1,416	1,606	-	-
Retail	-	-	-	-

Total	$11,491	$13,874	$-	$-

	Period-end	Unpaid		Commitments
	Recorded	Principal	Valuation	to Lend Additional
December 31, 2011	Invesment	Balance	Allowance	Funds
Agriculture Loans	$-	$-	$-	$-
Residential Mortgages	155	520	-	-
Commercial Real Estate	9,959	15,284	375	6
Commercial & Industrial Loans	1,444	1,482	42	-
Retail	-	-	-	-

Total	$11,558	$17,286	$417	$6

Troubled Debt Restructurings

In certain circumstances, the Corporation may modify terms of a loan to maximize the collection of amounts due when a borrower is experiencing financial difficulties or is expected to experience difficulties in the near-term. The following table provides a summary of loans modified as TDR’s for the year ended December 31, 2012 and 2011 by loan class:

(in 000’s) December 31, 2012	Number of Loans	Pre-Modification Outstanding Balance	Post-Modification Outstanding Balance
Agriculture Loans	-	$-	$-
Residential Mortgages	-	-	-
Commercial Real Estate	6	9,013	6,939
Commercial & Industrial Loans	-	-	-
Retail	-	-	-

Total	6	$9,013	$6,939

		Pre-Modification
(in 000’s)	Number of	Outstanding	Post-Modification
December 31, 2011	Loans	Balance	Outstanding Balance
Agriculture Loans	-	$-	$-
Residential Mortgages	1	520	155
Commercial Real Estate	6	9,058	7,178
Commercial & Industrial Loans	-	-	-
Retail	-	-	-

Total	7	$9,578	$7,333

4.	LAND, FURNITURE, FIXTURES AND EQUIPMENT

Land, furniture, fixtures and equipment is summarized as follows (in thousands):

	2012	2011
Land	$3,804	$3,804
Furniture and fixtures	2,497	2,477
Computer equipment	1,913	1,836
Bank buildings	8,637	8,621
Automobiles	158	150
Construction in process	-	-
Total	17,009	16,888
Less: accumulated depreciation	(7,545)	(7,224)
Net land, furniture, fixtures & equipment	$9,464	$9,664

5.	INTEREST-BEARING DEPOSITS

A summary of time deposits which includes individual retirement accounts by year of maturity at December 31, 2012 is as follows (in thousands):

2013	$35,949
2014	8,991
2015	1,099
2016	1,703
2017	1,112

Total Time Deposits	$48,854

The Corporation had approximately $16,746,000 and $16,516,000, in time deposits $100,000 and over at December 31, 2012 and 2011, respectively. Interest expense on these deposits was $108,308 and $195,156, respectively. The aggregate amounts of overdraft deposit accounts reclassified as loans was $62,733 and $45,472, at December 31, 2012 and 2011, respectively.

6.	SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

The Corporation had securities sold under agreements to repurchase, consisting of several transactions with varying short-term maturities. The securities underlying these agreements are federal agency securities with maturities over 5 years and are included in available for sale investment securities. The Corporation maintains possession of the securities underlying these types of agreements. Pertinent information concerning these types of agreements are as follows (in thousands):

	2012	2011
As of December 31,
Repurchase agreements	$4,451	$5,276
Underlying securities, Book value	8,766	8,900
Underlying securities, Market value	9,072	9,370
Maximum amount of repurchase agreements at month end	8,802	9,395
Average amount of repurchase agreements for the year	7,566	8,246

7.	LINE OF CREDIT AND FHLB ADVANCES

The balance of a line of credit with the Federal Home Loan Bank (FHLB) of Topeka, Kansas, as of December 31, 2012 and 2011, was $11,529,000 and $3,331,000, respectively. The maximum additional amount that can be drawn is approximately $12,000,000. The line of credit matures on July 5, 2013.

The following is a summary (in thousands) of the line of credit borrowing as of and for the years ended December 31,

	2012	2011
Line of Credit Borrowing:
Period End Balance	$11,529	$3,331
Maximum Amount Outstanding at Any Month End	11,529	15,198
Average Outstanding Balance	8,668	3,965

Advances from the Federal Home Loan Bank (FHLB) are comprised of the following (in thousands):

Three advances originally ranging from $4,889 to $10,000 each with principal payable at maturities ranging from 2016 to 2025. Interest is payable monthly at variable interest rates ranging from .16% to 4.10%.	$20,274

Seven advances originally ranging from $2,000 to $5,000 with interest payable at fixed interest rates ranging from 4.43% to 5.35%. Maturities range from 2016 to 2017.	22,000

Total FHLB Advances	$42,274

Under the terms of the blanket collateral agreement with the FHLB, advances are secured by investment securities and certain qualifying residential mortgage, multi-family mortgage loans, agricultural loans, and commercial real estate loans. At December 31, 2012, the carrying value of securities and loans pledged as collateral was $34,572,034 and $62,806,107, respectively.

Future maturities of the advances are as follows (in thousands):

		AVERAGE
YEAR ENDED DECEMBER 31,	PRINCIPAL	RATE %
2016	$20,000	4.523%
2017	12,000	4.868%
2023	4,889	.180%
2025	5,385	.160%

TOTAL	$42,274	3.563%

8.	NOTES PAYABLE

The Corporation has floating rate junior subordinated deferrable interest debentures payable totaling $5,000,000 dated June 22, 2006 with a scheduled maturity date of September 23, 2036. Interest is payable quarterly at the three-month LIBOR rate plus 1.62% (currently approximately 1.9%). As long as an event of default has not occurred, the Corporation may defer interest payments for up to twenty consecutive quarterly periods. Principal is payable at maturity on September 23, 2036. The principal may be redeemed without a premium.

The debentures (or Trust Preferred Securities) are obligations of a wholly-owned statutory business trust subsidiary (the “Trust”). The Trust was formed with initial capitalizations in common stock and for the exclusive purpose of issuing the Capital Securities and using the proceeds to acquire Junior Subordinated Debt Securities (“Debt Securities”) issued by the Corporation. The debentures are non-callable at any time in whole or in part for five years from the date of issuance, except in certain circumstances. They may be redeemed annually thereafter, in whole or in part, at declining premiums to maturity.

The debentures qualify as Tier 1 capital for regulatory purposes and are subordinate in repayment to all obligations. Due to the issuance of FIN 46R, there can be no assurance that the Federal Reserve will continue to allow institutions to include these securities as a component of Tier 1 Capital. As of December 31, 2012, the Company would still exceed the threshold for capital adequacy assuming the exclusion of the securities.

The Corporation obtained a promissory note payable totaling $3,295,000 dated February 15, 2012, with a scheduled maturity date of February 2013. Interest is payable quarterly at the variable prime rate currently at 4.50%. Principal and interest are due at maturity. The loan is secured by stock of the bank and by the Corporation, as well as a personal guarantee by the primary owner of the corporation. The loan was renewed in February 2013 at a rate of 3.75%.

A summary of annual principal reductions of long-term debt is as follows (in thousands):

YEAR ENDED DECEMBER 31,	PRINCIPAL
2014	$3,295
2036	5,000

TOTAL	$8,295

9.	PROVISION FOR INCOME TAXES

The provision for income taxes is summarized as follows (in thousands):

	2012	2011
Current	$82	$90
Deferred	18	5
	$100	$95

As stated in Note 1, the Corporation’s shareholders elected to be an S-Corporation, effective January 1, 1998. Accordingly, no federal income taxes are recorded in the financial statements.

9.	PROVISION FOR INCOME TAXES (Continued)

Deferred state income tax liabilities have been provided for taxable temporary differences related to unrealized gains on available-for-sale securities. Deferred tax assets have been provided for deductible temporary differences primarily related to the allowance for loan losses. The net deferred tax assets in the accompanying consolidated statements of financial condition include the following components (in thousands):

	2012	2011
Deferred:
Tax liabilities	$(202)	$(212)
Tax assets	145	163
Tax asset valuation allowance	-	-
Net Deferred Tax Asset (Liability)	$(57)	$(49)

10.	COMMON AND PREFERRED STOCK

The Corporation has the following types of stock authorized at December 31, 2012 and 2011:

Common stock, class A, $1 par value, authorized 1,000,000 shares, outstanding 100,000 shares; Common stock, class B, non-voting, $1 par value, authorized and issued 1,765,000 shares, outstanding and 733,675; Preferred stock, 12% noncumulative class C, series A, $1 par value, authorized 1,000,000 shares, no shares outstanding. The stock is redeemable at the option of the Corporation at an amount equal to net equity per share of all common and preferred stock outstanding.

11.	RETIREMENT AND OTHER EMPLOYEE BENEFIT PLANS

The Corporation maintains a defined contribution 401 (k) plan whereby eligible employees may elect to contribute amounts pursuant to a salary reduction arrangement. Employees may contribute up to 15% of compensation. The employer may match 50% of the employees’ contribution not to exceed 4% of the employees’ compensation. Substantially all employees may participate in the employer match on an entry date after one year and 1,000 minimum hours of service. Matching contributions totaled $53,403 and $52,846, in 2012 and 2011 respectively. The employer may make a profit sharing contribution of up to 15% of an employee’s eligible compensation. Employees are fully vested in employer contributions after six years of service. Profit sharing contributions totaled $81,400 in 2012 and $0 in 2011 respectively.

The Corporation has purchased life insurance policies from four different insurance companies to help fund employee benefit agreements. The policies are single premium policies owned by the Bank, and are recorded at cost, plus the net increase in cash surrender value less insurance expense. The cash surrender value of the policies will be used to purchase life annuities, which will then pay the key employees a fixed monthly benefit upon reaching the retirement age of 65. The balances of the Bank owned life insurance totaled $6,946,576 and $6,728,953 at December 31, 2012 and 2011, respectively. The Bank has accrued a salary continuation plan liability of $760,659 and $652,835 for the years ended December 31, 2012 and 2011, respectively. Income from bank owned life insurance totaled $268,731 and $196,882 for the years ended December 31, 2012 and 2011 and is included with other miscellaneous income.

12.	OTHER COMMITMENTS AND CONTIGENT LIABILITIES

The Corporation extends traditional off-balance sheet financial products to meet the financing needs of its customers. They include commitments to extend credit and letters of credit. Funded commitments are reflected in the consolidated balance sheet.

Commitments to extend credit are agreements to lend to customers in accordance with contractual provisions. These commitments usually have fixed expiration dates or other termination clauses and may require the payment of a fee. Total commitments outstanding do not necessarily represent future cash flow requirements of the Corporation as many commitments expire without being funded.

Management evaluates each customer’s creditworthiness prior to issuing these commitments and may also require certain collateral upon extension of credit based on management’s credit evaluation. Collateral varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing properties. Fixed rate commitments are subject to interest rate risk based on changes in prevailing rates during the commitment period. The Corporation is subject to credit risk in the event that the commitments are drawn upon and the customer is unable to repay the obligation.

Lines of credit are irrevocable commitments issued at the request of customers. They authorize the customer to draw drafts for payment in accordance with the stated terms and conditions. Letters of credit substitute a bank’s creditworthiness for that of the customer and are issued for a fee commensurate with the risk.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation's policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

As of December 31, 2012 and 2011, the Corporation had the following unused commitments (in thousands):

	2012	2011
Line of credit	$19,109	$14,630
Ready reserve on checking	152	143
Letters of credit	669	584
Total Unused Commitments	$19,930	$15,357

The Corporation is subject to claims and lawsuits, which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Corporation.

13.	DERIVATIVE FINANCIAL INSTRUMENTS

The use of derivative financial instruments creates exposure to credit risk. This credit exposure relates to losses that would be recognized if the counterparties fail to perform their obligations under the contracts. To mitigate this exposure to non-performance, the Corporation deals only with counterparties of good credit standing and establish counterparty credit limits. In connection with the interest rate risk management process, the Corporation periodically enters into interest rate derivative contracts. These derivative interest rate contracts consist of interest rate caps and are used to modify the repricing characteristics of specific assets and liabilities.

Interest Rate CAP Agreements

The Corporation is a party to seven interest rate CAP agreements with the Federal Home Loan Bank in order to reduce its own exposure to fluctuations in interest rates. These transactions involve capping the Corporation’s liability cost in exchange for an upfront fee. The Corporation has paid an upfront fee of $1,301,970 in exchange for caps based on 90-day LIBOR ranging from 1.00% to 2.50%. The CAP agreement notional amount at December 31, 2012, was $33,000,000 and will mature from March 2013 to June 2015.

The interest rate swap and interest rate cap agreements are considered derivative instruments. Accordingly, the change in the fair value of the agreements have been recorded in current earnings as follows (in thousands):

	2012	2011
Fair Value, Beginning of year	$70	$367

Fair Value adjustment - gain (loss)	(66)	(297)

Fair Value, End of year	$4	$70

The Fair Value of the interest rate cap agreements are included with Other Assets in these financial statements.

14.	REGULATORY CAPITAL

Citizens Bank, N.A. ("Bank") is subject to the risk based capital guidelines administered by its primary federal regulator, the Office of Comptroller of the Currency (OCC) agency. The guidelines are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Under these guidelines, assets and certain off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk weighted assets and certain risk weighted off-balance sheet items. The guidelines require all banks to maintain a minimum ratio of total risk based capital to total risk weighted assets (“Total Risk Adjusted Capital”) of 8%, including Tier 1 capital to total risk weighted assets (“Tier 1 Capital”) of 4% and a Tier 1 capital to average total assets (“Leverage Ratio”) of at least 4%. Failure to meet minimum capital requirements may initiate certain mandatory, and possibly additional discretionary actions by regulators, that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, banks must meet specific capital guidelines involving quantitative measures of the bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

14.	REGULATORY CAPITAL (continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total risk-based capital and Tier 1 capital to risk- weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of December 31, 2012, that the Bank meets all the capital adequacy requirements to which it is subject.

As of December 31, 2012, the most recent notification from the OCC, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as well capitalized, the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the table below. There are no conditions or events since the most recent notification that management believes have changed the Bank’s prompt corrective action category.

Citizens Bank, N.A. recorded the following actual and required capital amounts and ratios (dollars in thousands):

					TO BE WELL CAPITALIZED
					UNDER THE PROMPT
			FOR CAPITAL		CORRECTIVE ACTION
	ACTUAL		ADEQUACY PURPOSES		PROVISIONS
	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO

As of December 31, 2012:
Total Risk-Based Capital
(Ratio to Risk-Weighted Assets)	$31,588	18.48%	$13,660	8.0%	$17,075	>10.0%
Tier 1 Capital
(Ratio to Risk-Weighted Assets)	29,414	17.23%	6,830	4.0%	10,245	>6.0%
Tier 1 Capital
(Ratio to Risk-Weighted Assets)	29,414	10.98%	10,711	4.0%	13,389	>5.0%

					TO BE WELL CAPITALIZED
					UNDER THE PROMPT
			FOR CAPITAL		CORRECTIVE ACTION
	ACTUAL		ADEQUACY PURPOSES		PROVISIONS
	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO
As of December 31, 2011:
Total Risk-Based Capital
(Ratio to Risk-Weighted Assets)	$29,601	17.97%	$13,179	8.0%	$16,474	>10.0%
Tier 1 Capital
(Ratio to Risk-Weighted Assets)	27,399	16.63%	6,590	4.0%	9,884	>6.0%
Tier 1 Capital
(Ratio to Risk-Weighted Assets)	27,399	9.62%	11,388	4.0%	14,235	>5.0%

15.	PARENT COMPANY ONLY (IN THOUSANDS)

Condensed Balance Sheets at December 31,

	2012	2011
Assets
Deposit accounts at subsidiary	$167	$213
Investment in subsidiaries	33,987	32,191
Loans	-	1,253
Other Real Estate Owned	1,688	-
Other Assets	64	61
Total	$35,906	$33,718
Liabilities and Stockholders’ Equity
Other liabilities	$59	$58
Subordinated debentures payable	5,155	5,155
Notes Payable	3,295	3,033
Stockholders' Equity	27,397	25,472
Total	$35,906	$33,718

Condensed Statement of Income for the years ended December 31,

	2012	2011
Income:
Dividends from subsidiaries	$1,054	$512
Undistributed earnings, subsidiaries	2,015	(476)
Other Income	165	-
Total Income	3,234	36

Expense:
Interest expense	255	238
Depreciation and amortization	3	3
Loss on loans	75	1,753
Other expense	172	29
Total Expenses	505	2,023
Net Income (Loss)	$2,729	$(1,987)

15.	PARENT COMPANY ONLY (IN THOUSANDS) (Continued)

Condensed Statement of Cash Flows

	2012	2011
Cash flows from operating activities
Net Income (Loss)	$2,729	$(1,987)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Loss on loans	-	1,753
Depreciation and amortization	3	3
Undistributed earnings, subsidiaries	(2,015)	476
Change in other assets and liabilities	(441)	47
Net Cash Provided by Operating Activities	276	292

Cash Flows from Investing Activities
Net increase in loans	-	(60)
Net Cash Used by Investing Activities	-	(60)

Cash Flows from Financing Activities
Proceeds note payable	467	33
Payment on notes payable	(205)	-
Dividends paid	(584)	-
Stock purchased	-	(119)
Net Cash Used by Financing Activities	(322)	(86)

Net Increase (Decrease) in Cash and Cash Equivalents	(46)	146
Cash and Cash Equivalents, Beginning of Year	213	67
Cash and Cash Equivalents, End of Year	$167	$213

16.	FAIR VALUES OF ASSETS AND LIABILITIES

The Corporation uses fair value measurements for the initial recording of certain assets and liabilities, periodic remeasurement of certain assets and liabilities, and disclosures. Derivatives and investment securities are recorded at fair value on a recurring basis. Additionally from time to time, the Corporation may be required to record at fair value other assets on a nonrecurring basis, such as certain loans and other real estate owned. These nonrecurring fair value adjustments typically involve application of lower-of-cost-or-fair value accounting or impairment write-downs of individual assets.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value measurement reflects all of the assumptions that market participants would use in pricing the asset or liability, including assumptions about the risk inherent in a particular valuation technique, the effect of a restriction on the sale or use of an asset, and the risk of nonperformance.

16.	FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

The Corporation groups its assets and liabilities measured at fair value into a three-level hierarchy for valuation techniques used to measure assets and liabilities at fair value. This hierarchy is based on whether the valuation inputs are observable or unobservable. These levels are:

•	Level 1 - Quoted prices in active markets for identical assets or liabilities.

•	Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 includes debt securities that are traded less frequently than exchange-traded instruments and which are valued using third party pricing services, and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated market data.

•	Level 3 - Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

The following section describes the valuation methodologies used by the Corporation to measure financial assets and liabilities at fair value and for estimating fair value for financial instruments not recorded at fair value as required under disclosure guidance related to the fair value of financial instruments. In addition, for financial assets and liabilities measured at fair value, the following section includes an indication of the level of the fair value hierarchy in which the assets or liabilities are classified. Where appropriate, the description includes information about the valuation models and key inputs to those models.

Cash and Cash Equivalents

The carrying value of cash, amounts due from banks and federal funds sold.

Investments Securities

When available, quoted market prices are used to determine the fair value of investment securities and such items are classified within Level 1 of the fair value hierarchy.

For other securities, the Corporation determines fair value based on various sources and may apply matrix pricing with observable prices for similar securities where a price for the identical security is not observable. Prices are verified, where possible, to prices of observable market trades as obtained from independent sources. Securities measured at fair value by such methods are classified as Level 2.

The fair value of securities for which there are no market trades, or where trading is inactive as compared to normal market activity, are categorized as Level 3.

16.	FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

Cash flow methodologies and other market valuation techniques involving management judgment use assumptions regarding housing prices, interest rates and borrower performance. Inputs are refined and updated to reflect market developments. The primary valuation drivers of these securities are the prepayment rates, default rates and default severities associated with the underlying collateral, as well as the discount rate used to calculate the present value of the projected cash flows.

Loans

The loan portfolio includes adjustable and fixed-rate loans, the fair value of which was estimated using discounted cash flow analyses and other valuation techniques. To calculate discounted cash flows, the loans were aggregated into pools of similar types and expected repayment terms. The expected cash flows of loans considered historical prepayment experiences and estimated credit losses for nonperforming loans and were discounted using current rates offered to borrowers of similar credit characteristics. Generally, loan fair values reflect Level 3 information.

Derivatives

The majority of derivatives held by the Corporation are executed over-the-counter and are valued using standard cash flow, Black-Scholes and Monte Carlo valuation techniques. The models incorporate inputs, depending on the type of derivative, including interest rate curves and volatility. In addition, all derivative values incorporate an assessment of the risk of counterparty nonperformance, measured based on the Corporation’s evaluation of credit risk as well as external assessments of credit risk, where available. In its assessment of nonperformance risk, the Corporation considers its ability to net derivative positions under master netting agreements, as well as collateral received or provided under collateral support agreements. The majority of these derivatives are classified within Level 2 of the fair value hierarchy as the significant inputs to the models are observable. An exception to the Level 2 classification is certain derivative transactions for which the risk of nonperformance cannot be observed in the market. These derivatives would be classified within Level 3 of the fair value hierarchy.

Deposit Liabilities

The fair value of demand deposits, savings accounts and certain money market deposits is equal to the amount payable on demand. The fair value of fixed-rate certificates of deposit was estimated by discounting the contractual cash flow using current market rates.

Short-term Borrowing

Federal funds purchased, securities sold under agreements to repurchase, commercial paper and other short-term funds borrowed have floating rates or short-term maturities. The fair value of short-term borrowings was determined by discounting contractual cash flows using current market rates.

Long-term Debt

The fair value for most long-term debt was determined by discounting contractual cash flows using current market rates. Junior subordinated debt instruments were valued using market quotes.

16.	FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

Loan Commitments, Letter of Credit and Guarantees

The fair value of commitments, letters of credit and guarantees represents the estimated costs to terminate or otherwise settle the obligations with a third-party. The fair value of residential mortgage commitments is estimated based on observable inputs. Other loan commitments, letters of credit and guarantees are not actively traded, and the Corporation estimates their fair value based on the related amount of unamortized deferred commitment fees adjusted for the probable losses for these arrangements.

The following table summarizes the balances of assets and liabilities measured at fair value on a recurring basis:

(Dollars in Thousands)	Level 1	Level 2	Level 3	Total
December 31, 2012
Available-for-sale securities
Obligations of States and Political subdivisions	$-	$9,449	$-	$9,449
Obligations of U.S. Government Agencies and Corporations	-	110,309	-	110,309
Total Available-for-sale securities	-	119,758	-	119,758
Interest rate CAP agreements	-	4	-	4
Total Assets	$-	$119,762	$-	$119,762

The following table summarizes the balances of assets and liabilities measured at fair value on a recurring basis:

(Dollars in Thousands)	Level 1	Level 2	Level 3	Total
December 31, 2011
Available-for-sale securities
Obligations of States and Political subdivisions	$-	$8,749	$-	$8,749
Obligations of U.S. Government Agencies and Corporations		107,041		107,041
Total Available-for-sale securities	-	115,790	-	115,790
Interest rate CAP agreements	-	70	-	70
Total Assets	$-	$115,860	$-	$115,860

The Corporation may also be required periodically to measure certain other financial assets at fair value on a nonrecurring basis. These measurements of fair value usually result from the application of lower-of-cost-or-fair-value accounting or writedowns of individual assets. The following table summarizes the adjusted carrying values and the level of valuation assumptions for assets measured at fair value on a nonrecurring basis at December 31 (in thousands):

16.	FAIR VALUES OF ASSETS AND LIABILITIES (Continued)

	2012
	Level 1	Level 2	Level 3	Total

Loans	$-	$-	$12,312	$12,312

	2011
	Level 1	Level 2	Level 3	Total

Loans	$-	$-	$13,464	$13,464

The following table summarizes losses recognized related to nonrecurring fair value measurements of individual assets or portfolios for the year ended December 31:

(Dollars in Thousands)	2012	2011

Loans	$1,169	$3,034
Other real estate owned	191	2,934

Disclosures about Fair Value of Financial Instruments

The following table summarizes the estimated fair value for financial instruments as of December 31, 2012 and 2011, and includes financial instruments that are not accounted for at fair value. In accordance with disclosure guidance related to fair values of financial instruments, the Corporation did not include assets and liabilities that are not financial instruments, such as the value of goodwill, long-term relationships with deposit, credit card, merchant processing and trust customers, other purchased intangibles, premises and equipment, deferred taxes and other liabilities.

The estimated fair values of the Corporation’s financial instruments are shown in the table below (in thousands):

	2012		2011
December 31	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets
Cash and due from banks	$5,261	$5,261	$3,881	$3,881
Investment securities available for sale	119,758	119,758	115,790	115,790
Loans	121,780	120,326	131,176	128,773
Financial Liabilities
Deposits	175,898	175,766	181,379	181,185
Securities sold under repurchase agreements	4,451	4,451	5,276	5,276
FHLB line of credit	11,529	11,529	3,331	3,331
FHLB advances	42,274	46,968	49,274	55,460
Notes payable	8,295	8,295	8,033	8,033

17.	SUBSEQUENT EVENTS

Management has evaluated events and transactions occurring subsequent to December 31, 2012 through the date of the issuance of the financial statements as shown in the Independent Auditors’ Report on page one of these financial statements. During this period, there were no subsequent events requiring recognition in the financial statements or disclosure in the notes to the financial statements.

SUPPLEMENTAL INFORMATION

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidating Balance Sheet

December 31, 2012

	First Capital Corporation	Citizens Bank, NA	Consolidation Adjustments		Consolidated Totals 2012
ASSETS
Cash and due from banks	$167	$5,261	$(167)	(a)	$5,261
Federal funds sold	-	-	-		-
Cash and Cash Equivalents	167	5,261	(167)		5,261
Investment securities - Available for sale	-	119,758			119,758
Investment in stock of other banks	-	4,433			4,433
Investment in subsidiaries	33,987	-	(33,987	)(1)	-
Loans less allowance for loan losses	-	118,978			118,978
Land, furniture, fixtures & equipment, net	-	9,464			9,464
Accrued interest receivable	-	1,222			1,222
Other real estate owned	1,688	3,235			4,923
Bank owned life insurance	-	6,947			6,947
Other assets	64	854			918
TOTAL ASSETS	$35,906	$270,152	$(34,154)		$271,904

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Demand	-	$44,533			$44,533
NOW Accounts	-	55,582	(167	)(a)	55,415
Money market deposit accounts	-	10,741			10,741
Savings	-	16,355			16,355
Time deposits	-	32,108			32,108
Time deposits over $100,000	-	16,746			16,746
Total Deposits	-	176,065	(167)		175,898
Securities sold under repurch agreements	-	4,451			4,451
Federal Home Line of Credit	-	11,529			11,529
Federal Home Loan Bank Advances	-	42,274			42,274
Other liabilities	59	1,967			2,026
Accrued interest payable	-	34			34
Notes payable	8,450	-	(155	)(b)	8,295
Total Liabilities	8,509	236,320	(322)		244,507
STOCKHOLDERS' EQUITY
Common stock, Class A	100	2,000	(2,000	)(c)	100
Common stock, Class B	1,765	-			1,765
Treasury stock	(1,799)	-			(1,799)
Paid in capital	1,278	7,839	(7,839	)(c)	1,278
Retained earnings	21,635	19,575	(19,575	)(c)	21,635
Accumulated other comprehensive income	4,418	4,418	(4,418	)(c)	4,418
Total Stockholders' Equity	27,397	33,832	(33,832	)(c)	27,397
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$35,906	$270,152	$(34,154)		$271,904

To net investment in First Kansas Statutory Trust against note payable			155	(b)
To net investment accounts in subsidiaries against equity of the subsidiaries			(33,987	)(1)
			(33,832	)(c)

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidating Statement of Income

For the Year Ended December 31, 2012

	First Capital	Citizens	Consolidation		Consolidated Totals
	Corporation	Bank, NA	Adjustments		2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	-	$6,765	-		$6,765
Interest and dividends on investment securities
Obligations of U.S. Treasury securities	-	-	-		-
Obligations of U.S. government agencies	-	3,856	-		3,856
Obligations of state and political subdivisions	-	389	-		389
Other securities	1,054	126	(1,051	)(c)	129
Interest on Federal funds sold	-	7	-		7
Interest on deposits in banks	-	-	-		-
Total Interest Income	1,054	11,143	(1,051)		11,146

INTEREST EXPENSE
Interest on deposits	-	747	-		747
Interest on other borrowings	255	2,065	-		2,320
Total Interest Expense	255	2,812	-		3,067
Net Interest Income	799	8,331	(1,051)		8,079
Provision for loan losses	75	600	-		675
Net Interest Income after Provision for Loan Losses	724	7,731	(1,051)		7,404

OTHER INCOME
Fees on deposit accounts and other services	-	1,607	-		1,607
Fair value adj - gain (loss) on interest rate cap agreements	-	245	-		245
Investment security gains (losses)	-	924	-		924
Loss on other real estate owned sold	-	(157)	-		(157)
Rent	-	630	-		630
Mortgage banking revenue	-	2,339			2,339
Other miscellaneous	2,180	452	(2,021	)(a)	611
Total Other Income	2,180	6,040	(2,021)		6,199

FIRST CAPITAL CORPORATION AND SUBSIDIARIES

Consolidating Statement of Income

For the Year Ended December 31, 2012

	First Capital	Citizens	Consolidation		Consolidated Totals
	Corporation	Bank, NA	Adjustments		2012
OTHER EXPENSES
Salaries		$4,453			$4,453
Employee benefits	-	874			874
Occupancy expenses, net	3	1,429			1,432
FHLB prepayment penalty	-	1,049			1,049
Other operating expenses	172	2,800	(6	)(b)	2,966
Total Other Expenses	175	10,605	(6)		10,774

INCOME BEFORE PROVISION
FOR INCOME TAX EXPENSE	2,729	3,166	(3,066)	(d)	2,829
Provision for Income Tax Expense (Benefit)	-	100	-		100

NET INCOME	2,729	3,066	(3,066)		2,729

OTHER COMPREHENSIVE INCOME
Unrealized gain (loss) on securities available for sale, net of deferred income taxes	-	(219)	-		(219)

COMPREHENSIVE INCOME	$2,729	$2,847	$(3,066)		$2,510

To remove management fee received by Citizens from First Capital Corp			$(6	)(b)
To remove increase in undistributed earnings from subsidiaries			(2,015)
Subtotal			(2,021	)(a)
To remove management fee paid by First Capital Corp to Citizens			(6	)(b)
To remove dividend from Citizens Bank to First Capital Corp.			(1,051	)(c)
			$(3,078	)(d)

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